Joint Filing Information
-----------------------------

Name:             Brian J. Higgins

Address:          65 East 55th Street
                  30th Floor
                  New York, New York 10022

Designated Filer:  King Street Capital Management, L.L.C.

Issuer & Ticker Symbol:  Pacific Gas & Electric Company (PCG)

Date of Event Requiring Filing:             April 5, 2005

Signature:                 /s/  Brian J. Higgins
                           --------------------------------
                                 Brian J. Higgins

Joint Filing Information
-----------------------------

Name:             O. Francis Biondi, Jr.

Address:          65 East 55th Street
                  30th Floor
                  New York, New York 10022

Designated Filer:   King Street Capital Mangement, L.L.C.

Issuer & Ticker Symbol:  Pacific Gas & Electric Company  (PCG)

Date of Event Requiring Filing:             April 5, 2005

Signature:                 /s/  O. Francis Biondi, Jr.
                           --------------------------------
                                 O. Francis Biondi, Jr.